UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 2, 2004

GENENCOR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-331167	16-1362385

(Commission File Number)	(IRS Employer Identification No.)

925 PAGE MILL ROAD, PALO ALTO, CALIFORNIA	94304

(Address of Principal Executive Offices)	(Zip Code)

(650) 846-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)(1)	On December 2, 2004, Wuxi Enzyme Factory (“WEF”), Genencor Mauritius, Limited (“Genencor Mauritius”) and Genencor (Wuxi) Bio-Products Co., Ltd. (“Genencor Wuxi”) entered into an Agreement for Transfer of Equity Interest (the “Transfer Agreement”) dated as of November 30, 2004. Both Genencor Mauritius and Genencor Wuxi are subsidiaries of Genencor International, Inc. (the “Registrant”). The Registrant directly owns 100 percent of Genencor Mauritius. Genencor Mauritius and WEF are parties to that certain Amended and Restated Equity Joint Venture Contract dated May 10, 1998 and that certain First Amendment to Amended and Restated Equity Joint Venture Contract dated as of December 23, 2002 (collectively, “the Joint Venture Contract”). Pursuant to the Joint Venture Contract, Genencor Mauritius owns 84.85 percent of Genencor Wuxi, and WEF, an affiliate of the government of The People’s Republic of China, owns the remaining 15.15 percent. Genencor Wuxi owns and operates a manufacturing facility in China, which serves as one of the Registrant’s eight manufacturing sites for its Bioproducts segment.

(a)(2)	Pursuant to the terms of the Transfer Agreement, WEF has agreed to sell and Genencor Mauritius has agreed to purchase the remaining 15.15 percent of Genencor Wuxi. The obligation to consummate this transaction is subject to certain conditions precedent such as corporate and governmental approvals (including the establishment of Genencor Wuxi as a wholly foreign owned entity under Chinese law) and the termination of the Joint Venture Contract.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENCOR INTERNATIONAL, INC.
Dated: December 3, 2004	By:	/s/ Raymond J. Land

Raymond J. Land, Senior Vice President and Chief Financial Officer